Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333‑179941 and No. 333-179941-01 on Form S-1 of our reports dated April 5, 2015, relating to the consolidated financial statements of Prosper Funding LLC and its subsidiary and the consolidated financial statements of Prosper Marketplace, Inc. and its subsidiaries (which reports express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the restatement of consolidated 2013 financial statements to correct certain misstatements) appearing in the Annual Report on Form 10-K of Prosper Funding LLC and its subsidiary and Prosper Marketplace, Inc. and its subsidiaries for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California

April 19, 2015